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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


As independent public accountants and auditors, we hereby consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Prospectus/Joint Proxy Statement and in this United Security Bancorporation Registration Statement on Form S-4 of our report dated January 29, 1998 included in United Security Bancorporation's Annual Report on Form 10-K for the year ended December 31, 1997.


/s/ MOSS ADAMS LLP

Everett, Washington
December 15, 1998